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AMERIANA NEWS RELEASE

Ameriana Bancorp
2118 Bundy Avenue
PO Box H
New Castle, Indiana                          Contact:  Jerome J. Gassen
47362-1048                                             President and
765-529-2230/1-800-487-2118                            Chief Executive Officer
                                                       (765) 529-2230

        AMERIANA DETAILS STRATEGIC PLANS FOR NEW LPO IN HAMILTON COUNTY
                        AND GREENFIELD OFFICE EXPANSION

            BOARD ANNOUNCES DECLARATION OF $0.04 QUARTERLY DIVIDEND


NEW CASTLE, Ind. (December 4, 2006) - Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp (NASDAQ:ASBI), today announced that the Board of Directors approved the establishment of a commercial loan production office ("LPO") in Hamilton County. Establishing the LPO is consistent with the Company's previously announced strategy to expand its commercial lending activities. The LPO will be led by veteran banker, Vice President Timothy Ogburn, who joined the Bank in July 2006. Commenting on the new initiative, Gassen said, "Opening a commercial office in the fast growth market of Hamilton County brings us closer to our customers and closer to many prospective business customers and key referral sources. We are pleased to have an individual of Tim's stature and experience to lead our expansion efforts."

      The Board of Directors also approved the expansion of Ameriana's banking center in Greenfield, Indiana. The remodeling will significantly increase the customer service areas in the lobby, expand the number of offices and conference areas, improve customer traffic flows and increase the visibility of the office. "Our continued growth in Greenfield and throughout Hancock County requires a significant upgrade in the size and quality of our primary office in the county," said Gassen. The remodeling is expected to be completed during the second quarter of 2007.

      The Board of Directors also declared a regular quarterly cash dividend of $0.04 per share. The quarterly dividend is payable on January 5, 2007, to all shareholders of record as of December 15, 2006. Commenting on the dividend, Chairman Michael Kent noted that, "The reduction in our dividend rate reflects our lower earnings in recent years and the capital we anticipate we will need to implement our strategic initiatives as we position the Company to achieve increased profitability over the long term. We are confident that the approval of the key expansion initiatives outlined in our strategic and operating plans will lead to significant growth in the years to come."

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ASBI Details Strategic Plans, Announces Dividend
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December 4, 2006

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

      This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.


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